Exhibit (99)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

As of December 31, 2007 and 2006, and

For the Three Years Ended December 31, 2007

The “Bank” as noted herein refers to Wachovia Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and have issued our unqualified reports dated February 25, 2008, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2007 and 2006, and for each of years in the three-year period ended December 31, 2007, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

As discussed in Note 1 to the consolidated financial statements, Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance during 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

/s/    KPMG LLP

Charlotte, North Carolina

March 28, 2008

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$15,150	69	(95)	15,124
Interest-bearing bank balances	1,909	—	1,148	3,057
Federal funds sold and securities purchased under resale agreements	8,185	—	7,264	15,449

Total cash and cash equivalents	25,244	69	8,317	33,630

Trading account assets	42,659	—	13,223	55,882
Securities	102,418	3,391	9,228	115,037
Loans, net of unearned income	396,898	50,506	14,550	461,954
Allowance for loan losses	(4,056)	(329)	(122)	(4,507)

Loans, net	392,842	50,177	14,428	457,447

Loans held for sale	16,451	—	321	16,772
Premises and equipment	4,182	282	2,141	6,605
Due from customers on acceptances	1,418	—	—	1,418
Goodwill	32,945	3,283	6,894	43,122
Other intangible assets	2,479	57	(417)	2,119
Other assets	32,631	2,511	15,722	50,864

Total assets	$653,269	59,770	69,857	782,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	63,177	25	(2,309)	60,893
Interest-bearing deposits	395,009	5,034	(11,807)	388,236

Total deposits	458,186	5,059	(14,116)	449,129
Short-term borrowings	27,410	1,300	21,683	50,393
Bank acceptances outstanding	1,424	—	—	1,424
Trading account liabilities	18,165	—	3,420	21,585
Other liabilities	11,553	1,015	6,583	19,151
Long-term debt	62,399	45,195	53,413	161,007

Total liabilities	579,137	52,569	70,983	702,689

Minority interest in net assets of consolidated subsidiaries	1,729	—	1,606	3,335

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	2,300	2,300
Common stock	455	—	6,079	6,534
Paid-in capital	53,925	16,760	(14,536)	56,149
Retained earnings	18,997	(9,587)	4,046	13,456
Accumulated other comprehensive income, net	(974)	28	(621)	(1,567)

Total stockholders’ equity	72,403	7,201	(2,732)	76,872

Total liabilities and stockholders’ equity	$653,269	59,770	69,857	782,896

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2006
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$15,509	464	(147)	15,826
Interest-bearing bank balances	1,033	—	1,134	2,167
Federal funds sold and securities purchased under resale agreements	8,061	1,497	7,365	16,923

Total cash and cash equivalents	24,603	1,961	8,352	34,916

Trading account assets	33,784	—	10,957	44,741
Securities	102,560	133	5,926	108,619
Loans, net of unearned income	290,193	125,357	4,608	420,158
Allowance for loan losses	(3,031)	(279)	(50)	(3,360)

Loans, net	287,162	125,078	4,558	416,798

Loans held for sale	12,571	—	(3)	12,568
Premises and equipment	3,998	497	1,646	6,141
Due from customers on acceptances	855	—	—	855
Goodwill	21,351	15,220	1,808	38,379
Other intangible assets	2,152	17	(534)	1,635
Other assets	29,087	3,355	10,027	42,469

Total assets	$518,123	146,261	42,737	707,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	67,893	166	(1,487)	66,572
Interest-bearing deposits	285,341	69,438	(13,893)	340,886

Total deposits	353,234	69,604	(15,380)	407,458
Short-term borrowings	26,075	2,399	20,683	49,157
Bank acceptances outstanding	863	—	—	863
Trading account liabilities	14,150	—	4,078	18,228
Other liabilities	12,871	1,135	5,998	20,004
Long-term debt	55,848	48,377	34,369	138,594

Total liabilities	463,041	121,515	49,748	634,304

Minority interest in net assets of consolidated subsidiaries	1,808	—	1,293	3,101

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—	—
Common stock	455	—	5,845	6,300
Paid-in capital	37,356	16,750	(2,313)	51,793
Retained earnings	16,453	7,996	(10,726)	13,723
Accumulated other comprehensive income, net	(990)	—	(1,110)	(2,100)

Total stockholders’ equity	53,274	24,746	(8,304)	69,716

Total liabilities and stockholders’ equity	$518,123	146,261	42,737	707,121

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2007
(in millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$23,532	7,834	(108)	31,258
Interest and dividends on securities	5,547	145	405	6,097
Trading account interest	1,306	—	756	2,062
Other interest income	718	75	2,021	2,814

Total interest income	31,103	8,054	3,074	42,231

INTEREST EXPENSE
Interest on deposits	10,840	2,666	(545)	12,961
Interest on borrowings	5,256	2,043	3,841	11,140

Total interest expense	16,096	4,709	3,296	24,101

Net interest income	15,007	3,345	(222)	18,130
Provision for credit losses	1,861	242	158	2,261

Net interest income after provision for credit losses	13,146	3,103	(380)	15,869

FEE AND OTHER INCOME
Service charges and fees	2,794	159	1,530	4,483
Commissions	616	—	2,262	2,878
Fiduciary and asset management fees	810	—	3,623	4,433
Principal investing	43	—	716	759
Other income	4,508	(1)	(3,763)	744

Total fee and other income	8,771	158	4,368	13,297

NONINTEREST EXPENSE
Salaries and employee benefits	6,471	761	4,958	12,190
Occupancy and equipment	1,863	121	592	2,576
Other intangible amortization	240	145	39	424
Sundry expense	6,672	138	(2,178)	4,632

Total noninterest expense	15,246	1,165	3,411	19,822

Minority interest in income of consolidated subsidiaries	—	—	571	571

Income before income taxes	6,671	2,096	6	8,773
Income taxes	1,790	752	(81)	2,461

Income from continuing operations	4,881	1,344	87	6,312
Discontinued operations, net of income taxes	—	—	—	—

Net income	$4,881	1,344	87	6,312

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$19,881	2,488	(393)	21,976
Interest and dividends on securities	6,129	27	277	6,433
Trading account interest	1,054	—	521	1,575
Other interest income	590	28	1,663	2,281

Total interest income	27,654	2,543	2,068	32,265

INTEREST EXPENSE
Interest on deposits	8,880	772	(533)	9,119
Interest on borrowings	4,632	712	2,553	7,897

Total interest expense	13,512	1,484	2,020	17,016

Net interest income	14,142	1,059	48	15,249
Provision for credit losses	504	(23)	(47)	434

Net interest income after provision for credit losses	13,638	1,082	95	14,815

FEE AND OTHER INCOME
Service charges and fees	2,703	26	1,507	4,236
Commissions	576	—	1,830	2,406
Fiduciary and asset management fees	708	—	2,660	3,368
Principal investing	—	—	525	525
Other income	5,622	(1)	(1,491)	4,130

Total fee and other income	9,609	25	5,031	14,665

NONINTEREST EXPENSE
Salaries and employee benefits	6,120	208	4,575	10,903
Occupancy and equipment	1,840	37	480	2,357
Other intangible amortization	331	74	18	423
Sundry expense	5,677	50	(1,814)	3,913

Total noninterest expense	13,968	369	3,259	17,596

Minority interest in income of consolidated subsidiaries	—	—	414	414

Income from continuing operations before income taxes	9,279	738	1,453	11,470
Income taxes	2,969	271	485	3,725

Income from continuing operations	6,310	467	968	7,745
Discontinued operations, net of income taxes	46	—	—	46

Net income	$6,356	467	968	7,791

(a)	Information is for the three months ended December 31, 2006. Golden West Financial Corporation and its subsidiaries were acquired on October 1, 2006.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$14,680	(710)	13,970
Interest and dividends on securities	5,590	193	5,783
Trading account interest	973	608	1,581
Other interest income	530	1,825	2,355

Total interest income	21,773	1,916	23,689

INTEREST EXPENSE
Interest on deposits	5,503	(206)	5,297
Interest on borrowings	2,919	1,792	4,711

Total interest expense	8,422	1,586	10,008

Net interest income	13,351	330	13,681
Provision for credit losses	182	67	249

Net interest income after provision for credit losses	13,169	263	13,432

FEE AND OTHER INCOME
Service charges and fees	2,352	1,290	3,642
Commissions	602	1,741	2,343
Fiduciary and asset management fees	814	2,301	3,115
Principal investing	2	399	401
Other income	3,068	(246)	2,822

Total fee and other income	6,838	5,485	12,323

NONINTEREST EXPENSE
Salaries and employee benefits	5,440	4,231	9,671
Occupancy and equipment	1,726	425	2,151
Other intangible amortization	384	32	416
Sundry expense	4,006	(293)	3,713

Total noninterest expense	11,556	4,395	15,951

Minority interest in income of consolidated subsidiaries	—	342	342

Income from continuing operations before income taxes	8,451	1,011	9,462
Income taxes	2,630	403	3,033

Income from continuing operations	5,821	608	6,429
Discontinued operations, net of income taxes	214	—	214

Net income	$6,035	608	6,643

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2006	$—	—	—	—
Preferred shares issued	—	—	2,300	2,300

Balance, December 31, 2007	—	—	2,300	2,300

COMMON STOCK
Balance, December 31, 2006	455	—	5,845	6,300
Purchases of common stock	—	—	(72)	(72)
Common stock issued for
Stock options and restricted stock	—	—	64	64
Acquisitions	—	—	242	242

Balance, December 31, 2007	455	—	6,079	6,534

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,313)	51,793
Preferred shares issued	—	—	(37)	(37)
Purchases of common stock	—	—	(609)	(609)
Common stock issued for
Stock options and restricted stock	—	—	1,151	1,151
Acquisitions	—	—	3,700	3,700
Changes incident to business combinations	16,569	10	(16,579)	—
Deferred compensation, net	—	—	151	151

Balance, December 31, 2007	53,925	16,760	(14,536)	56,149

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(515)	(515)
Net income	4,881	1,344	87	6,312
Acquisitions	—	—	—	—
Changes incident to business combinations	—	(16,572)	16,572	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Cash dividends	(1,000)	(1,500)	(2,117)	(4,617)
Noncash dividends	—	(842)	842	—

Balance, December 31, 2007	18,997	(9,587)	4,046	13,456

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	608	608
Net unrealized losses on debt and equity securities and on derivative financial instruments	16	28	(119)	(75)

Balance, December 31, 2007	(974)	28	(621)	(1,567)

Total stockholders’ equity, December 31, 2007	$72,403	7,201	(2,732)	76,872

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance December 31, 2005	$455	—	4,687	5,142
Purchases of common stock	—	—	(274)	(274)
Common stock issued for
Stock options and restricted stock	—	—	83	83
Acquisitions	—	—	1,349	1,349

Balance, December 31, 2006	455	—	5,845	6,300

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	2,187	(5,572)	31,219
Purchases of common stock	—	—	(1,746)	(1,746)
Common stock issued for
Stock options and restricted stock	—	—	1,037	1,037
Acquisitions	2,752		18,346	21,098
Changes incident to business combinations	—	14,563	(14,563)	—
Deferred compensation, net	—	—	185	185

Balance, December 31, 2006	37,356	16,750	(2,313)	51,793

RETAINED EARNINGS
Balance, December 31, 2005	12,974	7,529	(8,530)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	—	41
Purchases of common stock	—	—	(2,493)	(2,493)
Net income	6,356	467	968	7,791
Acquisitions	832	—	(832)	—
Cash dividends	(3,750)	—	161	(3,589)

Balance, December 31, 2006	16,453	7,996	(10,726)	13,723

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	—	(114)	(773)
Minimum pension liability	—	—	29	29
Adjustment to initially apply SFAS 158, net of income losses	—	—	(1,086)	(1,086)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(331)	—	61	(270)

Balance, December 31, 2006	(990)	—	(1,110)	(2,100)

Total stockholders’ equity, December 31, 2006	$53,274	24,746	(8,304)	69,716

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance, December 31, 2004	$455	4,798	5,253
Purchases of common stock	—	(173)	(173)
Common stock issued for
Stock options and restricted stock	—	62	62

Balance, December 31, 2005	455	4,687	5,142

PAID-IN CAPITAL
Balance, December 31, 2004	24,214	6,947	31,161
Purchases of common stock	—	(711)	(711)
Common stock issued for
Stock options and restricted stock	—	836	836
Acquisitions	12,900	(12,897)	3
Excess capital returned to Parent Company	(2,510)	2,510	—
Deferred compensation, net	—	(70)	(70)

Balance, December 31, 2005	34,604	(3,385)	31,219

RETAINED EARNINGS
Balance, December 31, 2004	7,472	2,706	10,178
Purchases of common stock	—	(1,809)	(1,809)
Net income	6,035	608	6,643
Acquisitions	967	(967)	—
Cash dividends	(1,500)	(1,539)	(3,039)

Balance, December 31, 2005	12,974	(1,001)	11,973

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2004	778	(53)	725
Minimum pension liability	—	(19)	(19)
Net unrealized losses on debt and equity securities and on derivative financial instruments	(1,445)	(34)	(1,479)
Acquisitions	8	(8)	—

Balance, December 31, 2005	(659)	(114)	(773)

Total stockholders’ equity, December 31, 2005	$47,374	187	47,561

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,881	1,344	87	6,312
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	156	—	76	232
Provision for credit losses	1,861	242	158	2,261
(Gain) loss on securitization transactions	25	—	(63)	(38)
Gain on sale of mortgage servicing rights	(5)	—	—	(5)
Securities transactions	213	—	65	278
Depreciation and other amortization	932	171	766	1,869
Deferred income taxes	(53)	—	(132)	(185)
Trading account assets, net	(8,875)	—	(1,199)	(10,074)
(Gain) loss on sales of premises and equipment	(12)	12	5	5
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(158)	(158)
Loans held for sale, net	(3,247)	—	(2,236)	(5,483)
Deferred interest on certain loans	(132)	(1,386)	—	(1,518)
Other assets, net	(2,920)	30	(2,396)	(5,286)
Trading account liabilities, net	4,015	—	(658)	3,357
Other liabilities, net	(1,344)	(120)	702	(762)

Net cash provided (used) by operating activities	(4,775)	293	(4,983)	(9,465)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	20,980	133	486	21,599
Maturities of securities	59,791	—	974	60,765
Purchases of securities	(80,210)	(3,391)	187	(83,414)
Origination of loans, net	(110,890)	76,045	(11,282)	(46,127)
Sales of premises and equipment	129	196	(121)	204
Purchases of premises and equipment	(993)	(48)	(80)	(1,121)
Goodwill and other intangible assets	(12,161)	11,781	(310)	(690)
Purchase of bank-owned separate account life insurance, net	(1,637)	—	—	(1,637)
Cash equivalents acquired, net of purchases of banking organizations	—	—	(1,340)	(1,340)

Net cash provided (used) by investing activities	(124,991)	84,716	(11,486)	(51,761)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	104,952	(64,545)	1,120	41,527
Securities sold under repurchase agreements and other short-term borrowings, net	1,335	(1,099)	(1,180)	(944)
Issuances of long-term debt .	17,831	14,250	25,513	57,594
Payments of long-term debt	(9,280)	(17,432)	(8,469)	(35,181)
Issuances of preferred shares	—	—	2,263	2,263
Issuances of common stock, net	—	—	336	336
Purchases of common stock	—	—	(1,196)	(1,196)
Changes incident to business combinations	16,569	(16,562)	(7)	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Excess income tax benefits from share-based payment arrangements	—	—	158	158
Cash dividends paid	(1,000)	(1,500)	(2,117)	(4,617)

Net cash provided (used) by financing activities	130,407	(86,901)	16,434	59,940

Increase (decrease) in cash and cash equivalents	641	(1,892)	(35)	(1,286)
Cash and cash equivalents, beginning of year	24,603	1,961	8,352	34,916

Cash and cash equivalents, end of year	$25,244	69	8,317	33,630

CASH PAID FOR
Interest	$15,791	4,721	2,911	23,423
Income taxes	5,630	1,018	(1,672)	4,976
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	2,816	—	3,382	6,198
Transfer to loans from securities resulting from terminated securitizations	—	—	310	310
Transfer to loans held for sale from loans	633	—	—	633
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Issuance of common stock, options and notes for purchase accounting acquisitions	$—	—	4,474	4,474

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$6,356	467	968	7,791
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	(46)	—	—	(46)
Accretion and amortization of securities discounts and premiums, net	(36)	—	(1)	(37)
Provision for credit losses	504	(23)	(47)	434
Gain on securitization transactions	(185)	—	(93)	(278)
Gain on sale of mortgage servicing rights	(29)	—	—	(29)
Securities transactions	(82)	2	(38)	(118)
Depreciation and other amortization	1,014	74	598	1,686
Deferred income taxes	628	—	(98)	530
Trading account assets, net	(2,312)	—	(513)	(2,825)
(Gain) loss on sales of premises and equipment	(3)	—	2	(1)
Contribution to qualified pension plan	(600)	—	—	(600)
Excess income tax benefits from share-based payment arrangements	—	—	(152)	(152)
Loans held for sale, net	(6,708)	193	176	(6,339)
Deferred interest on certain loans	—	(362)	—	(362)
Other assets, net	(227)	(677)	(1,646)	(2,550)
Trading account liabilities, net	1,510	—	(880)	630
Other liabilities, net	1,341	441	2,427	4,209

Net cash provided by operating activities	1,125	115	703	1,943

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	27,894	130	3,571	31,595
Maturities of securities	17,021	—	1,827	18,848
Purchases of securities	(34,368)	—	(5,836)	(40,204)
Origination of loans, net	(24,071)	(1,022)	(419)	(25,512)
Sales of premises and equipment	178	7	107	292
Purchases of premises and equipment	(1,069)	—	(687)	(1,756)
Goodwill and other intangible assets	(1,767)	(33)	1,700	(100)
Purchase of bank-owned separate account life insurance, net	(2,544)	—	—	(2,544)
Cash equivalents acquired, net of purchases of banking organizations	1,146	—	(3,678)	(2,532)

Net cash used by investing activities	(17,580)	(918)	(3,415)	(21,913)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	16,975	2,549	(6,256)	13,268
Securities sold under repurchase agreements and other short-term borrowings, net	(12,118)	(2,051)	(3,077)	(17,246)
Issuances of long-term debt	25,715	—	16,714	42,429
Payments of long-term debt	(8,831)	—	(5,073)	(13,904)
Issuances of common stock, net	—	—	664	664
Purchases of common stock	—	—	(4,513)	(4,513)
Changes incident to business combinations	—	5,795	(5,795)	—
Excess income tax benefits from share-based payment arrangements	—	—	152	152
Cash dividends paid	(3,750)	—	161	(3,589)

Net cash provided (used) by financing activities	17,991	6,293	(7,023)	17,261

Increase (decrease) in cash and cash equivalents	1,536	5,490	(9,735)	(2,709)
Cash and cash equivalents, beginning of year	23,067	(3,529)	18,087	37,625

Cash and cash equivalents, end of year	$24,603	1,961	8,352	34,916

CASH PAID FOR
Interest	$13,323	1,184	1,872	16,379
Income taxes	2,803	68	(400)	2,471
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	2,422	—	—	2,422
Transfer to securities from loans held for sale resulting from securitizations	60	—	—	60
Transfer to loans from loans held for sale	335	—	—	335
Cumulative effect of an accounting change, net of income taxes	41	—	—	41
Issuance of common stock for purchase accounting acquisitions	$—	—	22,447	22,447

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2005
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$6,035	608	6,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	—	(214)	(214)
Accretion and amortization of securities discounts and premiums, net	214	2	216
Provision for credit losses	182	67	249
Gain on securitization transactions	(125)	(85)	(210)
Gain on sale of mortgage servicing rights	(26)	—	(26)
Securities transactions	(18)	(71)	(89)
Depreciation and other amortization	1,013	436	1,449
Deferred income taxes	833	(30)	803
Trading account assets, net	(3,129)	6,370	3,241
Loss on sales of premises and equipment	45	62	107
Contribution to qualified pension plan	(284)	(46)	(330)
Excess income tax benefits from share-based payment arrangements	—	(162)	(162)
Loans held for sale, net	(5,414)	(113)	(5,527)
Other assets, net	4,996	(1,079)	3,917
Trading account liabilities, net	(1,025)	(3,086)	(4,111)
Other liabilities, net	(872)	622	(250)

Net cash provided by operating activities	2,425	3,281	5,706

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	47,795	6,776	54,571
Maturities of securities	37,116	3,761	40,877
Purchases of securities	(87,029)	(13,972)	(101,001)
Origination of loans, net	(21,279)	(2,286)	(23,565)
Sales of premises and equipment	564	1,591	2,155
Purchases of premises and equipment	(723)	(2,039)	(2,762)
Divestiture of Corporate and Institutional Trust businesses	—	740	740
Goodwill and other intangible assets	(332)	(169)	(501)
Purchase of bank-owned separate account life insurance, net	(1,791)	—	(1,791)
Cash equivalents acquired, net of purchases of banking organizations	3,466	(3,432)	34

Net cash used by investing activities	(22,213)	(9,030)	(31,243)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	28,328	1,513	29,841
Securities sold under repurchase agreements and other short-term borrowings, net	(4,454)	2,214	(2,240)
Issuances of long-term debt	5,468	5,018	10,486
Payments of long-term debt	(7,414)	(869)	(8,283)
Issuances of common stock, net	—	337	337
Purchases of common stock	—	(2,693)	(2,693)
Excess income tax benefits from share-based payment arrangements	(2,510)	2,672	162
Cash dividends paid	(1,500)	(1,539)	(3,039)

Net cash provided by financing activities	17,918	6,653	24,571

Increase (decrease) in cash and cash equivalents	(1,870)	904	(966)
Cash and cash equivalents, beginning of year	24,937	13,654	38,591

Cash and cash equivalents, end of year	$23,067	14,558	37,625

CASH PAID FOR
Interest	$8,029	1,600	9,629
Income taxes	3,317	(285)	3,032
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	931	—	931
Transfer to securities from loans held for sale resulting from securitizations	212	—	212
Transfer to loans from loans held for sale	$12,636	—	12,636

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.